UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2010

Date of Report (Date of Earliest Event Reported)

________________________

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	000-51895	27-0125925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road, Suite 300 Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(448) 598-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of PolyMedix, Inc. (the “Company”) held on June 10, 2010, the stockholders elected Nicholas Landekic, Frank Slattery, Jr., Brian Anderson, Richard W. Bank, M.D., Michael E. Lewis, Ph.D., Stefan D. Loren, Ph.D., Shaun F. O’Malley and Douglas J. Swirsky as directors to serve one-year terms expiring at the 2011 Annual Meeting of Stockholders. Stockholders also approved the ratification of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2010.

Following are the voting results:

Proposal 1.  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Nicholas Landekic	19,992,400	124,780	-
Frank Slattery, Jr.	19,941,043	176,137	-
Brian Anderson	16,054,960	4,062,220	-
Richard W. Bank, M.D.	16,049,960	3,067,220	-
Michael E. Lewis, Ph.D.	20,011,780	105,400	-
Stefan D. Loren, Ph.D.	16,052,960	4,064,220	-
Shaun F. O’Malley	15,986,460	4,130,720	-
Douglas J. Swirsky	15,969,900	4,141,280	-

Proposal 2.  Ratification of Independent Auditors

For	Against	Abstain	Broker Non-Votes
42,510,663	116,878	222,813	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

June 14, 2010	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer